Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Homology Medicines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(1)		—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share(1)		—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities		—	—	—	—	—

Fees to Be Paid	Other	Warrants		—	—	—	—	—

Fees to Be Paid	Other	Units		—	—	—	—	—

Fees to Be Paid	Unallocated (Universal Shelf)	(2)	457(o)	$250,000,000.00	—	$1.00(4)	0.00011020	$0.00

Fees Previously Paid				—	—		—	—

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal Shelf)	(2)	415(a)(6)	$250,000,000.00(4)	—	$250,000,000.00		—	S-3	333-237131	March 12, 2020	$27,275.00

	Total Offering Amounts					$250,000,000.00(3)		$0.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)	Includes rights to acquire Common Stock or Preferred Stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

(4)

On March 12, 2020, we filed an unlimited Registration Statement on Form S-3 (File Number 333-237131) as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended). On March 11, 2021, because we expected that we would no longer be a “well-known seasoned issuer” when we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering $350.0 million of securities and paying the associated filing fee. Following the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, we filed Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement. The Registration Statement on Form S-3 (File Number 333-237131), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 is referred to as the “Prior Registration Statement”. A portion of the $350.0 million of securities registered under the Prior Registration Statement remains unsold. We are carrying forward to this registration statement $250,000,000.00 in aggregate offering price of securities that were previously registered under the Prior Registration Statement and remain unsold (the “Unsold Securities”) pursuant to Rule 415(a)(6) under the Securities Act. We previously paid a filing fee of $27,275.00 with respect to the Unsold Securities. We may continue to offer and sell the Unsold Securities pursuant to the Prior Registration Statement until the earlier of the date of expiration of Prior Registration Statement and the effective date of this registration statement. The offering of Unsold Securities under the Prior Registration Statement will be terminated as of the earlier of the date of expiration of Prior Registration Statement and the date of effectiveness of this registration statement.